EXHIBIT 10.15

MERCANTILE BANK OF MICHIGAN

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

THIS AMENDED AND RESTATED DEFERRED COMPENSATION PLAN (the "Plan") is adopted this 13th day of November, 2014, by MERCANTILE BANK OF MICHIGAN (the "Company"), a state-chartered commercial bank located in Grand Rapids, Michigan, and is effective on January 1, 2015.

This Plan consolidates, amends and restates (a) each of the existing Executive Deferred Compensation Agreements between the Company and the Executive named therein listed on Schedule 1 attached hereto (individually, an "Executive Agreement" and collectively, the "Executive Agreements") and (b) the Mercantile Bank of Michigan Amended and Restated Deferred Compensation Plan for Members of the Board of Directors, as most recently amended and restated as of June 29, 2006, and as amended by a First Amendment dated as of October 25, 2007 and a Second Amendment dated as of October 23, 2008 (the "Director Plan").

The purpose of this Plan is to provide specified benefits to executives and directors of the Company, each of whom is a member of a select group of management or highly compensated employee who contributes materially to the continued growth, development and future business success of the Company. This Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act ("ERISA").

Article 1

Definitions

Whenever used in this Plan, the following words and phrases shall have the meanings specified:

1.1	"Anniversary Date" means December 31 of each year.

1.2

"Base Salary" shall mean the annual cash compensation relating to services performed by an Executive during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, and other fees, and automobile and other allowances paid to an Executive for employment services rendered (whether or not such allowances are included in the Executive's gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Executive pursuant to all qualified or non-qualified plans of the Company and shall be calculated to include amounts not otherwise included in the Executive's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Company; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Executive.

1.3	"Beneficiary" means each designated person, or the estate of a deceased Participant, entitled to benefits, if any, upon the death of the Participant determined pursuant to Article 6.

1.4

"Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Participant completes, signs and returns to the Plan Administrator to designate one or more beneficiaries.

1.5	"Board" means the Board of Directors of the Company as from time to time constituted.

1.6	"Bonus" means the cash bonus, if any, awarded to an Executive for services performed during the Plan Year and that does not qualify as Performance-Based Compensation.

1.7

"Change in Control" means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such change is defined in Section 409A of the Code and regulations thereunder.

1.8	"Code" means the Internal Revenue Code of 1986, as amended.

1.9

"Compensation" means, for an Executive, the total Base Salary, Bonus and Performance-Based Compensation that would be paid to the Executive during a Plan Year, absent deferrals, less FICA taxes associated with such Base Salary, Bonus and Performance-Based Compensation. For a Director, Compensation means the Fees paid to a Director during a Plan Year.

1.10	"Crediting Rate" means the Wall Street Journal Prime Rate adjusted quarterly on January 1, April 1, July 1 and October 1 of each year, compounded monthly.

1.11	"Deferral Account" means the Company's accounting of the Participant's accumulated Deferrals, plus accrued interest.

1.12	"Deferrals" means the amount of the Compensation which the Participant elects to defer according to this Plan.

1.13

"Deferral Election Forms" means each form established from time to time by the Plan Administrator that the Participant completes, signs and returns to the Plan Administrator to designate the amount of Deferrals and, with respect to Deferrals made on and after January 1, 2009, to elect the time and form of a Specified Time Distribution.

1.14	"Director" means any member of the Board who is not an employee of the Company or a subsidiary or parent thereof.

1.15

"Disability" means an Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Company. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Company provided that the definition of "disability" applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration's or the provider's determination.

1.16

"Distribution Election Form" means the form established from time to time by the Plan Administrator that the Participant completes, signs and returns to the Plan Administrator to designate the time and form of distribution.

1.17

"Early Termination" means Separation from Service by an Executive before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or within twelve (12) months following a Change in Control.

1.18	"Effective Date" means October 18, 2001 with respect to the Director Plan and the original effective date of each Executive Agreement.

1.19	"Executive" means a management employee of the Company selected by the Plan Administrator to participate in the Plan.

1.20	"Fees" means the total fees payable to a Director in cash during a Plan Year.

1.21	"Normal Retirement Age" means an Executive attaining age sixty-two (62).

1.22	"Normal Retirement Date" means the later of Normal Retirement Age or Separation from Service.

1.23

"Participation Agreement" means the agreement that a Director or an Executive completes, signs and returns to the Plan Administrator to participate in this Plan. Each Executive who is a party to an Executive Agreement shall complete, sign and return to the Plan Administrator a Participation Agreement on or before December 31, 2014 acknowledging that he or she is a Participant in this Plan, that the terms set forth in the Executive Agreement are replaced and superseded by this Plan, and that his or her rights and benefits shall be determined under this Plan on and after January 1, 2015.

1.24	"Participant" means an Executive or Director who has agreed to participate in this Plan by completing a Participation Agreement.

1.25	"Performance-Based Compensation" means the cash bonus, if any, awarded to an Executive that qualifies as "performance-based compensation" under Section 409A of the Code and the regulations thereunder.

1.26	"Plan Administrator" means the plan administrator described in Article 8.

1.27	"Plan Year" means the calendar year.

1.28

"Separation from Service" for an Executive means the termination of the Executive's employment with the Company for reasons other than death or Disability. Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive's employment and whether the Company and the Executive intended for the Executive to provide significant services for the Company following such termination. A termination of employment will not be considered a Separation from Service if:

(a)

the Executive continues to provide services as an employee of the Company at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(b)

the Executive continues to provide services to the Company in a capacity other than as an employee of the Company at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

"Separation from Service" for a Director means the termination of a Director's service with the Company for reasons other than death. Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Director's service and whether the Company and the Director intended for the Director to provide significant services for the Company following such termination.

1.29

"Specified Employee" means a Participant who at the time of Separation from Service is a key employee of the Company, if any stock of the Company is publicly traded on an established securities market or otherwise. For purposes of this Plan, a Participant is a key employee if the Participant meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the 12-month period ending on December 31 (the "identification period"). If the Participant is a key employee during an identification period, the Participant is treated as a key employee for purposes of this Plan during the twelve (12) month period that begins on the first day of April following the close of the identification period.

1.30	"Specified Time Distribution" means a distribution made at a specified time pursuant to a Participant's election on a Specified Time Distribution Election Form or a Deferral Election Form.

1.31

"Specified Time Distribution Election Form" means the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate the time and form of a Specified Time Distribution.

1.32     "Termination for Cause" has that meaning set forth in Section 7.1.

1.33

"Unforeseeable Emergency" means a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Article 2

Deferral Election

2.1	Elections Generally.

2.1.1	Election by an Executive. An Executive may file annually Base Salary, Bonus and Performance-Based Compensation Deferral Election Forms with the Plan Administrator no later than:

(a)	For Base Salary and Bonus, the end of the Plan Year preceding the Plan Year in which services leading to such Base Salary and Bonus will be performed; and

(b)	For any payment that is determined to be Performance-Based Compensation, no later than six months before the end of the service period for such Performance-Based Compensation.

2.1.2

Election by a Director. Each Director may annually file Deferral Election Form(s) with the Plan Administrator no later than the end of the Plan Year preceding the Plan Year in which services leading to such Fees will be performed.

2.2

Initial Election. After being notified by the Plan Administrator of becoming eligible for participation in the Plan, a Participant may make an initial deferral election under this Plan by delivering to the Plan Administrator signed Deferral Election Form(s) and a Beneficiary Designation Form within thirty (30) days of becoming eligible. The Deferral Election Form(s) for an Executive shall set forth the amount of Base Salary, Bonus and Performance-Based Compensation to be deferred. The Deferral Election Form for a Director shall set forth the amount of Fees to be deferred. However, if the Participant was eligible to participate in any other account balance plans sponsored by the Company (as referenced in Section 409A of the Code or the regulations thereunder) prior to becoming eligible to participate in this Plan, (i) the initial election to defer Base Salary and Bonus by an Executive under this Plan shall not be effective until the Plan Year following the Plan Year in which the Executive became eligible to participate in this Plan, (ii) any election by an Executive to defer a Bonus that is determined to be Performance-Based Compensation shall be effective immediately if made more than six (6) months prior to the end of the period to which the Performance-Based Compensation relates, otherwise it too shall be effective beginning the Plan Year following the Plan Year in which the Executive became eligible to participate in this Plan, and (iii) the initial election to defer Fees by a Director under this Plan shall not be effective until the Plan Year following the Plan Year in which the Director became eligible to participate in this Plan.

Article 3

Deferral Account

3.1	Establishing and Crediting. The Company shall establish a Deferral Account on its books for each Participant and shall credit to the Deferral Account the following amounts:

3.1.1	Deferrals. The Compensation deferred by the Participant as of the time the Compensation would have otherwise been paid to the Participant.

3.1.2	Interest.

(a)

On the last day of each month and immediately prior to the distribution of any benefits, but only until commencement of benefit distributions under this Plan, interest shall be credited on the Deferral Account at an annual rate equal to the Crediting Rate, compounded monthly.

(b)

On the last day of each month during any applicable installment period, interest shall be credited on the unpaid Deferral Account balance at an annual rate equal to the Crediting Rate, compounded monthly. The Board in its sole discretion, may change the rate in this Section 3.1.2(b) only prior to commencement of installment distributions for a Participant.

3.2

Statement of Accounts. The Plan Administrator shall provide to each Participant, within one hundred twenty (120) days after each Anniversary Date, a statement setting forth the Deferral Account balance.

3.3

Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Plan. The Deferral Account is not a trust fund of any kind. Each Participant is a general unsecured creditor of the Company for the distribution of benefits. The benefits represent the mere Company promise to pay such benefits. The Participant's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Participant's creditors.

Article 4

Distributions During Lifetime

4.0

Specified Time Distribution. If a Participant elects a Specified Time Distribution, the Company shall distribute to the Participant the benefit described in this Section 4.0. Notwithstanding the prior sentence, if a distribution is payable under Section 4.1, 4.2, 4.3, 4.4 or 4.5, then the distribution under this Article 4 will be made under Section 4.1, 4.2, 4.3, 4.4 or 4.5 and not under this Section 4.0.

4.0.1

Deferrals Made on or Before December 31, 2008. For Deferrals made on or before December 31, 2008, a Participant may elect on or before November 30, 2008, a distribution under this Section 4.0.1. This election may be made notwithstanding any restriction to the contrary in Section 4.8.

4.0.1.1

Amount of Benefit. The benefit under this Section 4.0.1 is the portion of the Deferral Account balance as of December 31, 2008 elected by the Participant on the Specified Time Distribution Election Form.

4.0.1.2

Distribution of Benefit. The Company shall pay the benefit under this Section 4.0.1 to the Participant, commencing on or after March 1, 2009, as elected by the Participant on the Specified Time Distribution Election Form.

4.0.2

Deferrals Made on or After January 1, 2009. For Deferrals made on or after January 1, 2009, a Participant may elect a distribution under this Section 4.0.2. This election shall be made for each Plan Year and shall only apply to the Deferrals made for that Plan Year.

4.0.2.1

Amount of Benefit. The benefit under this Section 4.0.2 is the portion or all of the Deferrals for the Plan Year beginning on or after January 1, 2009 for which a Specified Time Distribution election is made, together with accrued interest, as elected by the Participant on the Deferral Election Forms.

4.0.2.2

Distribution of Benefit. The Company shall pay the benefit under this Section 4.0.2 to the Participant, commencing on or after the earliest date permitted by Code Section 409A, as elected by the Participant on the Deferral Election Forms.

4.1

Normal Retirement Benefit. Upon the Normal Retirement Date of an Executive, the Company shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Article.

4.1.1	Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Normal Retirement Date.

4.1.2

Distribution of Benefit. The Company shall pay the benefit to the Executive as elected by the Executive on the Distribution Election Form commencing within thirty (30) days following the Normal Retirement Date. On and after January 1, 2015, if the Participant elects to receive payment of the benefit in installments rather than in a lump sum, the payment period shall not exceed ten (10) years following the payment commencement date, and payments shall be made monthly. The amounts of any installment payment shall be determined by multiplying the balance of the Participant’s unpaid Deferral Account by a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. Such balance shall be appropriately reduced to reflect the installment payments made hereunder. In the absence of a valid Distribution Election Form, the benefit shall be distributed in a lump sum.

4.2

Early Termination Benefit; Separation From Service Benefit. Upon Early Termination of an Executive, or Separation from Service of a Director, the Company shall pay to the Executive or Director, as applicable, the benefit described in this Section 4.2 in lieu of any other benefit under this Article.

4.2.1	Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at Separation from Service.

4.2.2

Distribution of Benefit. The Company shall pay the benefit to the Participant as elected by the Participant on the Distribution Election Form commencing within thirty (30) days following Separation from Service. On and after January 1, 2015, if the Participant elects to receive payment of the benefit in installments rather than in a lump sum, the payment period shall not exceed ten (10) years following the payment commencement date, and payments shall be made monthly. The amounts of any installment payment shall be determined by multiplying the balance of the Participant’s unpaid Deferral Account by a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. Such balance shall be appropriately reduced to reflect the installment payments made hereunder. In the absence of a valid Distribution Election Form, the benefit shall be distributed in a lump sum.

4.3	Disability Benefit. If an Executive experiences a Disability, the Company shall pay the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Article.

4.3.1 Amount of Benefit. The benefit under this Section 4.3 is the Deferral Account balance as of the date the Executive first experiences Disability.

4.3.2 Distribution of Benefit. The Company shall pay the benefit to the Executive as elected by the Executive on the Distribution Election Form commencing within thirty (30) days following Disability. On and after January 1, 2015, if the Participant elects to receive payment of the benefit in installments rather than in a lump sum, the payment period shall not exceed ten (10) years following the payment commencement date, and payments shall be made monthly. The amounts of any installment payment shall be determined by multiplying the balance of the Participant’s unpaid Deferral Account by a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. Such balance shall be appropriately reduced to reflect the installment payments made hereunder. In the absence of a valid Distribution Election Form, the benefit shall be distributed in a lump sum.

4.4

Change in Control Benefit. Upon a Change in Control followed within 12 months by Separation for Service of an Executive, the Company shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Article.

4.4.1	Amount of Benefit. The benefit under this Section 4.4 is the Deferral Account balance at Separation from Service.

4.4.2

Distribution of Benefit. The Company shall pay the benefit to the Executive as elected by the Executive on the Distribution Election Form commencing within thirty (30) days following Separation of Service. On and after January 1, 2015, if the Participant elects to receive payment of the benefit in installments rather than in a lump sum, the payment period shall not exceed ten (10) years following the payment commencement date, and payments shall be made monthly. The amounts of any installment payment shall be determined by multiplying the balance of the Participant’s unpaid Deferral Account by a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. Such balance shall be appropriately reduced to reflect the installment payments made hereunder. In the absence of a valid Distribution Election Form, the benefit shall be distributed in a lump sum.

4.5

Hardship Distribution. Upon the Plan Administrator's determination (following petition by a Participant) that the Participant has suffered an Unforeseeable Emergency, the Company shall distribute to the Participant all or a portion of the Deferral Account balance as determined by the Plan Administrator, but in no event shall the distribution be greater than is necessary to relieve the Unforeseeable Emergency. Any distribution under this Section 4.5 shall be made in a lump sum and shall reduce the Participant's Deferral Account balance.

4.6

Restriction on Timing of Distribution. Notwithstanding any provision of this Plan to the contrary, if a Participant is considered a Specified Employee under Section 409A of the Code and regulations thereunder, benefit distributions that qualify as a "separation from service" under Section 409A of the Code and regulations thereunder may not commence earlier than six (6) months after the date of such separation from service. Therefore, in the event this Section 4.6 is applicable to a Participant, any distribution which would otherwise be paid to the Participant within the first six (6) months following the Separation from Service shall be accumulated and paid to the Participant in a lump sum on the first day of the seventh month following the Separation from Service. All subsequent distributions shall be paid in the manner specified.

4.7

Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any portion of the Deferral Account balance into a Participant's income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Deferral Account balance, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

4.8

Change in Form or Timing of Distributions. For distribution of benefits under this Article 4, a Participant may elect to delay the timing or change the form of distributions by submitting the appropriate Election Form(s) or Specified Time Distribution Election Form(s) to the Plan Administrator. Any such election:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A;

(b)	must, for benefits distributable under Section 4.0, be made at least twelve (12) months prior to the first scheduled distribution;

(c)

must, for benefits distributable under Sections 4.0, 4.1, 4.2 and 4.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the amendment is made.

The restrictions in paragraphs (a) through (d) above do not apply to the Participant's election to receive a distribution under Section 4.0.1.

For purposes of any change under this Section 4.8, a distribution paid in the form of installments shall be deemed to be a single payment.

Article 5

Distributions at Death

5.1

Death During Active Service. If a Participant dies while in active service to the Company, the Company shall pay to the Beneficiary the benefit described in this Section 5.1 in lieu of any other benefit under this Plan.

5.1.1	Amount of Benefit. The benefit under this Section 5.1 is the Deferral Account balance at the Participant's date of death.

5.1.2

Distribution of Benefit. The Company shall pay the benefit to the Beneficiary in the manner elected by the Participant on the Election Form commencing within thirty (30) days following the Participant's death. On and after January 1, 2015, if a Participant elects to have the benefit paid to the Beneficiary in installments rather in a lump sum, the payment period shall not exceed ten (10) years following the payment commencement date, and payments shall be made monthly. The amounts of any installment payment shall be determined as set forth at Section 4.1.2. In the absence of a valid Distribution Election Form, the benefit shall be distributed in a lump sum.

5.2

Death During Distribution of a Benefit. If the Participant dies after any benefit distributions have commenced under this Plan but before receiving all such distributions, the Company shall pay to the Beneficiary the remaining benefits at the same time and in the same amounts as they would have been paid to the Participant had the Participant survived.

5.3

Death After Separation from Service But Before Benefit Distributions Commence. If the Participant is entitled to benefit distributions under this Plan, but dies prior to the commencement of said benefit distributions, the Company shall pay to the Beneficiary the same benefits to which the Participant was entitled prior to death except that the benefit distributions shall commence within thirty (30) days following the Participant death.

Article 6

Beneficiaries

6.1

Beneficiary. Each Participant shall have the right, at any time, to designate a Beneficiary to receive any benefits payable under the Plan to a Beneficiary upon the death of the Participant. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designation under any other plan of the Company in which the Participant participates.

6.2

Beneficiary Designation; Change. The Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Participant's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved. The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant's death.

6.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

6.4

No Beneficiary Designation. If a Participant dies without a valid Beneficiary designation, or if all designated Beneficiaries predecease the Participant, then the Participant's spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits shall be made to the personal representative of the Participant's estate.

6.5

Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Participant and the Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such distribution amount.

Article 7

General Limitations

7.1

Termination for Cause. Notwithstanding any provision of this Plan to the contrary, the Company shall not pay any benefit under this Plan that is in excess of the Deferrals (i.e., Deferral Account minus interest credited thereon) if a Participant's service is terminated by the Board for:

(a)	Gross negligence or gross neglect of duties to the Company; or

(b)	Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant's service to the Company;

(c)	Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant's service and resulting in an adverse effect on the Company;

(d)	Issuance of a final removal or prohibition order issued by a state or federal banking agency with jurisdiction over the Company;

(e)	Suicide within two (2) years after the date of the Participant's initial participation in this Plan, which period shall include participation in the Director Plan or under an Executive Agreement; or

(f)	Material misstatement of fact on an employment application or resume provided by an Executive to the Company.

7.2	No Withdrawal Election. Except as expressly provided herein, a Participant may not elect, at any time, to withdraw any portion of the Deferral Account balance.

Article 8

Administration of Plan

8.1

Plan Administrator Duties. This Plan shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

8.2

Agents. In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

8.3

Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

8.4

Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5

Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of the Participants, the date and circumstances of the retirement, Disability, death or Separation from Service of the Participants, and such other pertinent information as the Plan Administrator may reasonably require.

Article 9

Claims and Review Procedures

9.1     Claims Procedure. A Participant or Beneficiary ("claimant") who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

9.1.1

Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

9.1.2

Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

9.1.3

Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of the Plan on which the denial is based,

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(d)	An explanation of the Plan's review procedures and the time limits applicable to such procedures, and

(e)	For claims made by an Executive or his Beneficiary, a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

9.2	Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

9.2.1	Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

9.2.2

Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

9.2.3

Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

9.2.4

Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

9.2.5

Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of the Plan on which the denial is based,

(c)

A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

(d)	For claims made by an Executive or his Beneficiary, a statement of the claimant's right to bring a civil action under ERISA Section 502(a).

Article 10

Amendments and Termination

10.1

Amendments. This Plan may be amended by the Company at any time, provided, however, that no amendment that would have a material adverse effect on the Deferral Account of an Executive shall be effective without the written consent of the Executive. However, the Company may unilaterally amend this Plan to conform with written directives to the Company from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Section 409A of the Code and any and all Treasury regulations and guidance promulgated thereunder.

10.2

Plan Termination Generally. This Plan may be terminated by the Company at any time. Except as provided in Section 10.3, the termination of this Plan shall not cause a distribution of benefits under this Plan. Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Article 4 or Article 5.

10.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 10.2, if this Plan terminates in the following circumstances:

(a)

Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Company's arrangements which are substantially similar to the Plan are terminated so each Participant and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the such terminations;

(b)

Upon the Company's dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Participant's gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)

Upon the Company's termination of this and all other arrangements that would be aggregated with this Plan pursuant to Treasury Regulations Section 1.409A-1(c) if the Participant participated in such arrangements ("Similar Arrangements"), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan;

the Company may distribute the Deferral Account balance, determined as of the date of the termination of the Plan, to the Participant in a lump sum subject to the above terms.

Article 11

Miscellaneous

11.1	Binding Effect. This Plan shall bind each Participant and the Company and their beneficiaries, survivors, executors, administrators and transferees.

11.2

No Guarantee of Employment or Service. This Plan is not a contract for employment or service. It does not give any Participant the right to remain an executive or a director of the Company, nor does it interfere with the Company's right to discharge an Executive or Director. It also does not require the Participant to remain an executive or a director nor interfere with the Participant's right to separate from service at any time.

11.3	Non-Transferability. Benefits under this Plan cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

11.4

Tax Withholding and Reporting. The Company shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Section 409A of the Code and regulations thereunder, from the benefits provided under this Plan. Each Participant acknowledges that the Company's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies). Further, the Company shall satisfy all applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

11.5	Applicable Law. The Plan, and all rights hereunder shall be governed by the laws of the State of Michigan, except to the extent preempted by the laws of the United States of America.

11.6

Unfunded Arrangement. Each Participant and Beneficiary are general unsecured creditors of the Company for the distribution of benefits under this Plan. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Participant's life or other informal funding asset is a general asset of the Company to which the Participant and the Beneficiary have no preferred or secured claim.

11.7

Reorganization. The Company shall not merge or consolidate into or with another entity, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Company under this Plan. Upon the occurrence of such event, the term "Company" as used in this Plan shall be deemed to refer to the successor or survivor bank.

11.8

Entire Agreement. This Plan, together with the Participation Agreement and related election forms, constitutes the entire agreement between the Company and each Participant as to the subject matter hereof. No rights are granted to the Participant by virtue of this Plan other than those specifically set forth herein.

11.9

Interpretation. Wherever the fulfillment of the intent and purpose of this Plan requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

11.10

Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Plan, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Plan and is in the best interests of the Company, provided that such alternative acts do not violate Section 409A of the Code.

11.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

11.12

Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

11.13

Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Lonna Wiersma

Mercantile Bank of Michigan

310 Leonard St. N.W.

Grand Rapids, MI 49504

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

11.14

Deduction Limitation on Benefit Payments. If the Company reasonably anticipates that the Company's deduction with respect to any distribution to an Executive under this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution from this Plan is deductible, the Company may delay payment of any amount that would otherwise be distributed under this Plan. The delayed amounts shall be distributed to the Executive (or the Beneficiary in the event of the Executive's death) at the earliest date the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).

11.15

Compliance with Section 409A. This Plan shall be interpreted and administered consistent with Code Section 409A and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Plan.

11.16

Rescission. Any modification to the terms of this Plan that would inadvertently result in an additional tax liability on the part of any Participant, shall have no effect provided the change in the terms of the plan is rescinded by the earlier of a date before the right is exercised (if the change grants a discretionary right) and the last day of the calendar year during which such change occurred.

IN WITNESS WHEREOF, the Company has signed this Plan as of November 13, 2014.

Company: MERCANTILE BANK OF MICHIGAN
By:	Lonna Wiersma

Title:	SVP, Human Resource Director

SCHEDULE 1

Executive Deferred Compensation Agreements

Incorporated Into this Plan

Name of Executive	Date(s) of Agreement

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (this "Agreement") is entered into as of ________ ___, 20___ between Mercantile Bank of Michigan, a state-chartered commercial bank located in Grand Rapids, Michigan (the "Company"), and ____________________ (the "Participant").

Recitals

A.

The Company has adopted, effective as of ____________, 2014, the Mercantile Bank of Michigan Amended and Restated Deferred Compensation Plan, as amended and restated from time to time (the "Plan"), and the Participant has been selected to participate in the Plan.

B.	The Participant desires to participate in the Plan.

Agreement

NOW THEREFORE, it is mutually agreed that:

1.	Definitions. Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as under the Plan's master plan document (the "Plan Document").

2.

Integrated Agreement; Parties Bound. The Plan Document, a copy of which has been made available to the Participant, is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The parties to this Agreement agree to and shall be bound by, and have the benefit of, each and every provision of the Plan as set forth in the Plan Document. This Agreement and the Plan Document, collectively, shall be considered one complete contract between the parties.

3.	Acknowledgment. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan Document.

4.

Conditions to Participation. As a condition to participation in the Plan, the Participant must complete, sign, date and return to the Plan Administrator an original copy of this Agreement, the Deferral Election Form as required by the Plan Administrator, and a Beneficiary Designation Form.

5.	Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the Company, its successors and assigns, and the Participant.

IN WITNESS WHEREOF, the Participant has signed and the Company has accepted this Participation Agreement as of the date first written above.

PARTICIPANT:

_____________________	___________________________________
Date	Signature of Participant

___________________________________
Type or Print Name

AGREED AND ACCEPTED BY THE PLAN ADMINISTRATOR ON BEHALF OF THE COMPANY:

PLAN ADMINISTRATOR:

____________________________________
Signature of Plan Administrator

__________________________	____________________________________
Date	Type or Print Name

Addendum for an Executive

Previously Party to an Executive

Deferred Compensation Agreement

This Addendum to the Participation Agreement is entered into as of ______________, 2014 between Mercantile Bank of Michigan (the "Company") and _________________________ (the "Participant").

Recitals

A.     The Company and the Participant are parties to an Executive Deferred Compensation Agreement dated as of __________________, as amended (the "Agreement").

B.     The Company and the Participant wish to have the terms of this Plan replace and supersede the terms of the Agreement.

Agreement

NOW, THEREFORE, it is mutually agreed that:

1.     The terms of this Plan shall amend, replace and supersede the terms of the Agreement and Participant shall be a Participant in the Plan as of January 1, 2015.

2.     Participant acknowledges that, effective as of January 1, 2015, his or her Deferral Account shall be held under this Plan and all rights and benefits with regard to the Deferral Account shall be determined under this Plan.

3.     The Plan Administrator shall give effect to all Distribution Election Forms and Beneficiary Designation Forms executed by the Participant under the Agreement, unless changed by the Participant pursuant to this Plan.

IN WITNESS WHEREOF, the Participant and the Company have signed this Addendum to Participation Agreement as of the date first above written.

PARTICIPANT: Signature of Participant	PLAN ADMINISTRATOR ON BEHALF OF THE COMPANY: Signature of Plan Administrator _________________________________ Type or Print Name

Specified Time Distribution Election — For Amount Deferred
On or Before December 31, 2008

THIS ELECTION MUST BE MADE BY NOVEMBER 30, 2008

Amount of Specified Time Distribution

[Initial and Complete One]

A.____            I elect to receive ______% of my Deferral Account balance as of December 31, 2008, in the manner described below commencing on ____________________________________ (must be on or after March 1, 2009).

B.                      I elect not to receive any of my Deferral Account balance as of December 31, 2008 prior to Separation from Service (unless I have an Unforeseen Emergency and apply for a hardship distribution.)

Special Rules if You Elect a Specified Time Distribution under Paragraph A:

•

If my Separation from Service occurs before the distribution commencement date elected above, then this election is ignored and my entire Deferral Account balance will be paid in accordance with the election I made on my Distribution Election Form. My "Distribution Election Form" means my Initial Election Form or Change in Election Form, as applicable, on which I have elected the form and timing of distributions that are to be made after my Separation from Service.

•	If I elected a distribution of less than 100% of my Deferral Account balance as of December 31, 2008, then any remainder will be paid in accordance with my election on the Distribution Election Form.

Form of Distribution for a Specified Time Distribution Elected in Paragraph A

for Amounts Deferred on or before December 31, 2008

Benefit	Distribution of Benefit
	Lump sum (initial below)	Equal annual installments for _____ years (indicate number of years here (up to 3 years) and initial below)
§ 4.0.1.2—Deferrals Made on or Before December 31, 2008 Benefit

ANY CHANGE TO THE FORM OR TIME OF A SPECIFIED TIME DISTRIBUTION ELECTION IS SUBJECT TO THE RESTRICTIONS DESCRIBED IN THE PLAN (SEE SECTION 4.8 OF THE PLAN AND THE "CHANGE IN ELECTION" FORM FOR THE CURRENT RESTRICTIONS.)

I agree to the elections set forth above.

Printed Name:

Signature:

Date:

Received by the Plan Administrator this _____ day of ____________________, 20___

By:

Title:

Fees Election for Plan Year ________

(Director)

A.     Fee Deferral Election

Amount of Deferral	Duration
[Initial and Complete One] __ I elect to defer [option: ___% or $_______] of my Fees (amount not to exceed [option: __% or $_____]). I elect not to defer any of my Fees.	[Initial and Complete One] ____ For ____ year(s) ____ For all future Plan Years

B.     Specified Time Distribution of Fee Deferral

Complete this Section B only if you wish to elect a Specified Time Distribution for your Fee Deferral.

I elect to receive on the distribution date indicated below all or a portion of my Fee deferred under this Form for the Plan Year listed above. This distribution date cannot be less than one (1) full calendar year after the commencement of the Plan Year to which this election applies. Your distribution will be paid in the form of a lump sum.

Plan Year	1) Distribution Amount or 2) Percentage of Plan Year's Fee Deferrals plus interest	Distribution Date*

*The distribution date must specify month, day, and year of distribution.

Special Rules:

•

If my Separation from Service occurs before the Distribution Date elected in the table above, then my election of a Specified Time Distribution in Section B is ignored and my entire Deferral Account balance will be paid in accordance with the election I made on my Distribution Election Form. My "Distribution Election Form" means my Initial Election Form or Change in Election Form, as applicable, on which I have elected the form and timing of distributions that are to be made after my Separation from Service.

•

If I elected in the table above a distribution of less than 100% of my Fees that are deferred under Section A for the Plan Year listed above, then any remainder will be paid in accordance with my election on the Distribution Election Form.

ANY CHANGE TO THE TIME OF A SPECIFIED TIME DISTRIBUTION ELECTION AFTER THE BEGINNING OF THE PLAN YEAR IS SUBJECT TO THE RESTRICTIONS DESCRIBED IN THE PLAN (SEE SECTION 4.8 OF THE PLAN AND THE "CHANGE IN ELECTION" FORM FOR THE CURRENT RESTRICTIONS.)

I agree to the elections set forth above.

Printed Name:

Signature:

Date:

Received by the Plan Administrator this _____ day of ____________________, 20___

By:

Title:

Base Salary Deferral Election for Plan Year _______________

(Executive)

A.	Base Salary Deferral Election

Amount of Deferral

[Initial and complete one]

____    I elect to defer ______% of my Base Salary (amount not to exceed ______%).

____    I elect to defer $______________ of my Base Salary (amount not to exceed $______________).

             I elect not to defer any of my Base Salary.

B.	Specified Time Distribution of Base Salary Deferral

Complete this Section B only if you wish to elect a Specified Time Distribution for your Base Salary Deferral.

I elect to receive on the distribution date indicated below all or a portion of my Base Salary deferred under this Form for the Plan Year listed above. This distribution date cannot be less than one (1) full calendar year after the commencement of the Plan Year to which this election applies. Your distribution will be paid in the form of a lump sum.

Plan Year	1) Distribution Amount or 2) Percentage of Plan Year's Base Salary-related Deferrals plus interest	Distribution Date*

*The distribution date must specify month, day, and year of distribution.

Special Rules:

•

If my Separation from Service occurs before the Distribution Date elected in the table above, then my election of a Specified Time Distribution in Section B is ignored and my entire Deferral Account balance will be paid in accordance with the election I made on my Distribution Election Form. My "Distribution Election Form" means my Initial Election Form or Change in Election Form, as applicable, on which I have elected the form and timing of distributions that are to be made after my Separation from Service.

•

If I elected in the table above a distribution of less than 100% of my Base Salary that is deferred under Section A for the Plan Year listed above, then any remainder will be paid in accordance with my election on the Distribution Election Form.

ANY CHANGE TO THE TIME OF A SPECIFIED TIME DISTRIBUTION ELECTION AFTER THE BEGINNING OF THE PLAN YEAR IS SUBJECT TO THE RESTRICTIONS DESCRIBED IN THE PLAN (SEE SECTION 4.8 OF THE PLAN AND THE "CHANGE IN ELECTION" FORM FOR THE CURRENT RESTRICTIONS.)

I agree to the elections set forth above.

Printed Name:

Signature:

Date:

Received by the Plan Administrator this _____ day of ____________________, 20___

By:

Title:

Bonus Deferral Election for Plan Year ___________

(Executive)

A.	Bonus Deferral Election

Amount of Deferral

[Initial and complete one]

____     I elect to defer ______% of my Bonus (amount not to exceed ______%).

____     I elect to defer $______________ of my Bonus (amount not to exceed $______________).

              I elect not to defer any of my Bonus.

B.	Specified Time Distribution of Bonus Deferral

Complete this Section B only if you wish to elect a Specified Time Distribution for your Bonus Deferral.

I elect to receive on the distribution date indicated below all or a portion of my Bonus deferred under this Form for the Plan Year listed above. This distribution date cannot be less than one (1) full calendar year from the commencement of the Plan Year to which this election applies. Your distribution will be paid in the form of a lump sum.

Plan Year	1) Distribution Amount or 2) Percentage of Plan Year's Bonus-related Deferrals plus interest	Distribution Date*

*The distribution date must specify month, day, and year of distribution.

Special Rules:

•

If my Separation from Service occurs before the Distribution Date elected in the table above, then my election of a Specified Time Distribution in Section B is ignored and my entire Deferral Account balance will be paid in accordance with the election I made on my Distribution Election Form. My "Distribution Election Form" means my Initial Election Form or Change in Election Form, as applicable, on which I have elected the form and timing of distributions that are to be made after my Separation from Service.

•

If I elected in the table above a distribution of less than 100% of my Bonus deferred under Section A above for the Plan Year listed above, then any remainder will be paid in accordance with my election on the Distribution Election Form.

ANY CHANGE TO THE TIME OF A SPECIFIED TIME DISTRIBUTION ELECTION AFTER THE BEGINNING OF THE PLAN YEAR IS SUBJECT TO THE RESTRICTIONS DESCRIBED IN THE PLAN (SEE SECTION 4.8 OF THE PLAN AND THE "CHANGE IN ELECTION" FORM FOR THE CURRENT RESTRICTIONS.)

I agree to the elections set forth above.

Printed Name:

Signature:

Date:

Received by the Plan Administrator this _____ day of ____________________, 20___

By:

Title:

Performance-Based Compensation Deferral Election
for Plan Year __________

(Executive)

A. Performance-Based Compensation Deferral

Amount of Deferral

[Initial and complete one]

____     I elect to defer ______% of my Performance-Based Compensation (amount not to exceed ______%).

____     I elect to defer $______________ of my Performance-Based Compensation (amount not to exceed $______________).

              I elect not to defer any of my Performance-Based Compensation.

B. Specified Time Distribution of Performance-Based Compensation Deferral

     Complete this Section B only if you wish to elect a Specified Time Distribution for your Performance-Based Compensation Deferral.

I elect to receive on the distribution date indicated below all or a portion of my Performance-Based Compensation deferred under this Form for the Plan Year listed above. This distribution date cannot be less than one (1) full calendar year from the commencement of the Plan Year to which this election applies. Your distribution will be paid in the form of a lump sum.

Plan Year	1) Distribution Amount or 2) Percentage of Plan Year's Performance-Based Compensation Deferrals plus interest	Distribution Date*

*The distribution date must specify month, day, and year of distribution.

Special Rules:

•

If my Separation from Service occurs before the Distribution Date elected in the table above, then my election of a Specified Time Distribution under Section B is ignored and my entire Deferral Account balance will be paid in accordance with the election I made on my Distribution Election Form. My "Distribution Election Form" means my Initial Election Form or Change in Election Form, as applicable, on which I have elected the form and timing of distributions that are to be made after my Separation from Service.

•

If I elected in the table above a distribution of less than 100% of my Performance-Based Compensation deferred under Section A for the Plan Year listed above, then any remainder will be paid in accordance with my election on the Distribution Election Form.

ANY CHANGE TO THE TIME OF A SPECIFIED TIME DISTRIBUTION ELECTION AFTER JUNE 30 OF THE PLAN YEAR LISTED ABOVE IS SUBJECT TO THE RESTRICTIONS DESCRIBED IN THE PLAN (SEE SECTION 4.8 OF THE PLAN AND THE "CHANGE IN ELECTION" FORM FOR THE CURRENT RESTRICTIONS.)

I agree to the elections set forth above.

Printed Name:

Signature:

Date:

Received by the Plan Administrator this _____ day of ____________________, 20___

By:

Title:

DISTRIBUTION ELECTION FORM

INITIAL ELECTION

(Newly Eligible Executive)

Form and Timing of Distributions
Benefit	Distribution of Benefit
	Lump Sum (Initial)	Equal installments for the number of months shown, not to exceed 120 months. (Initial and indicate number of months)
§4.1.2-Normal Retirement Benefit
§4.2.2-Early Termination Benefit
§4.3.2-Disability Benefit
§4.4.2-Change of Control Benefit
Article 5-Death Benefit

Printed Name:

Signature:

Date:

Received by the Plan Administrator this _____ day of _______________, 2_____

By:

Title:

DISTRIBUTION ELECTION FORM

CHANGE IN ELECTION

(Executive)

Form and Timing of Distributions
Benefit	Distribution of Benefit
	Lump Sum (Initial)	Equal installments for the number of months shown, not to exceed 120 months. (Initial and indicate number of months)
§4.1.2-Normal Retirement Benefit
§4.2.2-Early Termination Benefit
§4.3.2-Disability Benefit
§4.4.2-Change of Control Benefit
Article 5-Death Benefit

Printed Name:

Signature:

Date:

Received by the Plan Administrator this _____ day of _______________, 2_____

By:

Title:

Any change in the form or timing of distributions is subject to the following requirements:

(i)	The change will not take effect until 12 months following the date it is received by the Plan Administrator;

(ii)	Distributions (except distributions on death, disability and emergency) must be delayed at least 5 years from the date the distributions otherwise would have been made; and

(iii)	Any election related to distribution at a specified time or pursuant to a fixed schedule must be made 12 months prior to the date the distribution is scheduled to be paid.

DISTRIBUTION ELECTION FORM

INITIAL ELECTION

(Director)

Form and Timing of Distributions
Benefit	Distribution of Benefit
	Lump Sum (Initial)	Equal installments for the number of months shown, not to exceed 120 months (Initial and indicate number of months)
§4.2.2-Separation from Service Benefit
Article 5 – Death Benefit

Printed Name:

Signature:

Date:

Received by the Plan Administrator this _____ day of _______________, 2_____

By:

Title:

DISTRIBUTION ELECTION FORM

CHANGE IN ELECTION

(Director)

Form and Timing of Distributions
Benefit	Distribution of Benefit
	Lump Sum (Initial)	Equal installments for the number of months shown, not to exceed 120 months (Initial and indicate number of months)
§4.2.2-Separation from Service Benefit
Article 5 – Death Benefit

Printed Name:

Signature:

Date:

Received by the Plan Administrator this _____ day of _______________, 2_____

By:

Title:

After 2006, any change in the form or timing of distributions is subject to the following requirements:

(i)	The change will not take effect until 12 months following the date it is received by the Plan Administrator;

(ii)	Distributions (except distributions on death, disability and emergency) must be delayed at least 5 years from the date the distributions otherwise would have been made; and

(iii)	Any election related to distribution at a specified time or pursuant to a fixed schedule must be made 12 months prior to the date the distribution is scheduled to be paid.

BENEFICIARY DESIGNATION FORM

{   }     New Designation

{   }     Change in Designation

I, ________________________, designate the following as Beneficiary under the Plan:

Primary:	% %
Contingent:	% %

Notes:

•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•	To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•	To name your estate as Beneficiary, please write "Estate of _[your name]_".

•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Printed Name:

Signature:

Date:

Received by the Plan Administrator this _____ day of _______________, 2_____

By:

Title: